WADDELL & REED ADVISORS SELECT PREFERRED ANNUITYSM
     INDIVIDUAL FLEXIBLE PURCHASE PAYMENT FIXED & VARIABLE DEFERRED ANNUITY
                   MINIMUM INITIAL PURCHASE PAYMENT OF $10,000

                        NATIONWIDE LIFE INSURANCE COMPANY
                     P.O. BOX 182021 COLUMBUS, OH 43218-2021
                                 1-800-848-6331

====================================================================================================================================
CONTRACT TYPE                  Must specify by checking a box.

[ ]  NON-QUALIFIED   [ ]  SIMPLE IRA*     [ ]  401(k)*                         [ ]  CRT (Charitable Remainder Trust)
[ ]  IRA             [ ]  SEP IRA*        [ ]  401(a)* (Investment Only)
[ ]  Roth IRA        [ ]  ORP 403(b)*     [ ]  403(b) TSA (Non-ERISA only)*


*These contract types require the completion of additional forms.

====================================================================================================================================
PURCHASE PAYMENT

AMOUNT: $            $10,000 initial minimum for  Non-Qualified  and CRTs ($1,000 for all other contract  types). A copy of this application  properly signed by the registered  representative  will constitute  receipt of the dollar amount  specified.  If this  application is declined by the Nationwide  Life  Insurance  Company,  there will be no liability on the part of Nationwide, and any payments submitted with this application will be refunded.
PAYMENT SUBMITTED VIA: [ ] Check  [ ] Wire  [ ] 1035(a) Exchange  [ ] Transfer/Rollover [ ] Apply for Tax Year:
                                                                                                               ---------------
====================================================================================================================================
PARTIES TO THE CONTRACT

CONTRACT OWNER

Last Name:                                                First Name:                                          MI:
          --------------------------------------------                ---------------------------------------      ---------

Address:
              ----------------------------------------------------------------------------------------------------------------------
Date of Birth:                                              Sex [ ] M [ ] F     Soc. Sec. No. or Tax ID:
               ---------------------                                                                    ----------------------------
Employer/Trust:
                --------------------------------------------

====================================================================================================================================
[ ] JOINT OWNER* or [ ] CONTINGENT OWNER (Must specify by checking a box).

Joint/Contingent Owners only available under a Non-Qualified Contract.

Last Name:                                                    First Name:                                          MI:
          ------------------------------------------------                ---------------------------------------      ---------

Address:
              ----------------------------------------------------------------------------------------------------------------------
Date of Birth:                                              Sex [ ] M [ ] F     Soc. Sec. No. or Tax ID:
               ---------------------                                                                    ----------------------------
*Joint Owners limited to spouses except in HI and VT

====================================================================================================================================

ANNUITANT (Age 85 or younger).

Last Name:                                                        First Name:                                          MI:
              ------------------------------------------------                ---------------------------------------      ---------

Address:
              ----------------------------------------------------------------------------------------------------------------------
Date of Birth:                                              Sex [ ] M  [ ] F     Soc. Sec. No. or Tax ID:
               ---------------------                                                                    ----------------------------

====================================================================================================================================
[ ] CO-ANNUITANT (Spouse Only/Age 85 or younger, not available with CRTs), or

[ ] CONTINGENT ANNUITANT (Age 85 or younger). (Must specify by checking a box).

Last Name:                                                        First Name:                                         MI:
              ------------------------------------------------                ---------------------------------------     ---------

Address:
              ----------------------------------------------------------------------------------------------------------------------
Date of Birth:                      Sex  [ ] M [ ]               Soc. Sec. No. or Tax ID:
               ---------------------                                                     -------------------------------------------
====================================================================================================================================
BENEFICIARIES (Whole Percentage Only: Allocation to all Primary must equal 100%; Allocation to all Contingents must also equal 100%)

                                                                                Relationship
Primary  Contingent       Print Full Name (Last, First, MI)       Allocation    to Annuitant       Soc. Sec. No.     Date of Birth
[ ]                                                                         %
[ ]      [ ]        --------------------------------------------  ----------    -------------  --------------------  --------------
                                                                            %
[ ]      [ ]        --------------------------------------------  ----------    -------------  --------------------  --------------
                                                                            %
                    --------------------------------------------  ----------    -------------  --------------------  --------------
====================================================================================================================================
DEATH BENEFIT OPTIONS ONLY ONE OPTION MAY BE ELECTED (Enhanced Death Benefit options increase the Variable Account Charge on Your
Contract).

If no box is checked, the death benefit will be the Standard Death Benefit.

[ ] Standard Death Benefit [ ] One-Year Enhanced Death Benefit**  [ ] One-Month Enhanced Death Benefit**
[ ] Combination Enhanced Death Benefit* (Greater of One-Year/5%)  [ ] Five-Year Enhanced Death Benefit**

*Annuitant/Co-Annuitant Age 80 or younger, NOT AVAILABLE IN WA.  **Annuitant/Co-Annuitant Age 85 or younger.
====================================================================================================================================
BENEFICIARY PROTECTOR OPTIONS    ONLY ONE OPTION MAY BE ELECTED (Beneficiary Protector Options increase the Variable Account
                                 Charge on your Contract).

[ ] Beneficiary Protector I * (NOT AVAILABLE IF A CONTINGENT ANNUITANT IS DESIGNATED)[ ] Beneficiary Protector II **

*Annuitant/Co-Annuitant Age 70 or younger, NOT AVAILABLE IN ND OR WA

 **Annuitant/Co-Annuitant Age 75 or YOUNGER, NOT AVAILABLE IN ND OR WA
====================================================================================================================================
EXTRA VALUE           ONLY ONE OPTION MAY BE ELECTED (Election of an option increases the Variable Account charge on your Contract).

[ ] 3 %  Extra Value  [ ] 4% Extra Value
====================================================================================================================================
CAPITAL PRESERVATION PLUS (Election of this option increases the charges on your Contract). NOT AVAILABLE IN MD AND WA.

[ ] I elect the Capital Preservation Plus  Option (ELECTION OF THIS OPTION REQUIRES THE COMPLETION OF THE CAPITAL
PRESERVATION PLUS SUPPLEMENTAL APPLICATION).

FOR ALL OF THE ABOVE OPTIONS, PLEASE CONSULT THE PROSPECTUS, CONTRACT AND/OR APPLICABLE OPTION FOR DETAILS,
INCLUDING ADDITIONAL CHARGES.

====================================================================================================================================

REMARKS

====================================================================================================================================
PURCHASE PAYMENT ALLOCATION (Whole Percentages Only: Must Equal 100%).

THE UNDERLYING INVESTMENT OPTIONS LISTED ON THIS APPLICATION ARE ONLY AVAILABLE IN VARIABLE ANNUITY INSURANCE PRODUCTS ISSUED BY
LIFE INSURANCE COMPANIES OR, IN SOME CASES, THROUGH PARTICIPATION IN CERTAIN QUALIFIED PENSION OR RETIREMENT PLANS. THEY ARE NOT
OFFERED TO THE GENERAL PUBLIC DIRECTLY. IF YOU ELECTED CAPITAL PRESERVATION PLUS, YOUR ALLOCATION MUST BE COMPLETED ON THE
SUPPLEMENTAL APPLICATION.



NATIONWIDE LIFE INS. CO.*
          %   Fixed Account
---------

MVA/GUAR. TERM OPTION (GTO)
(NOT AVAILABLE IN MD OR WA.)

          %   1 Year
---------
          %   3 Year
---------
          %   5 Year
---------
          %   7 Year
---------
          %  10 Year
---------

NOTICE TO AZ RESIDENTS ONLY: Upon written request, the Company agrees to provide, within a reasonable time, reasonable factual information regarding the benefits and provisions of the annuity Contract to the Contract Owner. To be sure that the Contract Owner is satisfied with this Contract, the Contract Owner has the right to examine the Contract. Within ten days of the day the Contract is received by the Contract Owner, it may be returned to the Home Office of the Company or the agent through whom it was purchased. When the Contract is received at the Home Office, the Company will void the Contract as though it had never been in force and the Contract Value will be refunded in full. The Company reserves the right to allocate any Purchase Payments received during the Right to Examine period to a money market fund. When the Right to Examine period has expired, the Contract Value will be allocated to the underlying fund options specified by the Contract Owner.

NOTICE TO FL, MN, ND, SC, SD, TX, AND VT RESIDENTS ONLY: Annuity payments, death benefits, surrender values, and other Contract values provided by this Contract, when based on the investment experience of a separate account, or when subject to a Market Value Adjustment are variable, may increase or decrease in accordance with the fluctuations in the net investment factor or application of a Market Value Adjustment, as applicable, and are not guaranteed as to fixed-dollar amount, unless otherwise specified. A Market Value Adjustment may be assessed on any Guaranteed Term Options that have not matured just prior to Annuitization and would be in addition to the scheduled surrender penalty charge. Additionally, any benefits, values or payments based on performance of the underlying investment options may vary and are NOT guaranteed by Nationwide Life Insurance Company, any other insurance company, by the U.S. Government, or any State Government. They are NOT federally insured by the FDIC, the Federal Reserve Board or any agency Federal or State.

NOTICE TO AR, CO, KY, LA, ME, NM, OH AND TN RESIDENTS ONLY: Any person who, knowingly and with intent to injure, defraud or deceive any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which may be a crime and may subject such person to criminal and civil penalties, fines, imprisonment, or a denial of insurance benefits.

NOTICE TO DC RESIDENTS ONLY: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

NOTICE TO MN RESIDENTS ONLY: This Contract is not protected by the Minnesota Life and Health Insurance Guaranty Association or the Minnesota Insurance Guaranty Association. In the case of insolvency, payment of claims is not guaranteed. Only the assets of the Insurer will be available to pay your claim.

NOTICE TO FL RESIDENTS ONLY: Any person who knowingly and with intent to injure, defraud, or deceive any Company files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

NOTICE TO WA RESIDENTS ONLY: Any person who knowingly presents a false or fraudulent claim for payment of a loss or knowingly makes a false statement in an application for insurance may be guilty of a criminal offense under state law.

NOTICE TO OK RESIDENTS ONLY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

====================================================================================================================================
CONTRACT OWNER SIGNATURES

[ ] Yes [ ] No    Do you have existing life insurance or annuity contracts?
[ ] Yes [ ] No    Will the applied for Contract replace any existing life insurance or annuity contracts?
[ ]               Please send me a copy of the Statement of Additional Information to the Prospectus.

CONTRACT OWNER'S E-MAIL ADDRESS
                               -----------------------------------------------------

STATE IN WHICH APPLICATION WAS SIGNED                                                  DATE
                                     -----------------------------------------------       -------------------------------------
                                                                       State
THE CONTRACT PAYMENTS OR VALUES UNDER THE VARIABLE ANNUITY PROVISIONS OF THE
CONTRACT ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

I UNDERSTAND THE PURPOSE AND INTENT OF THIS CONTRACT IS TO OFFER BENEFITS TO
SINGLE INDIVIDUALS AND THEIR BENEFICIARIES. I HEREBY ACKNOWLEDGE THAT THIS
CONTRACT WILL NOT BE USED WITH OTHER CONTRACTS ISSUED BY NATIONWIDE TO COVER A
SINGLE LIFE WITH MORE THAN $1 MILLION IN PREMIUM WITHOUT PERMISSION FROM
NATIONWIDE, AND THAT I DO NOT REPRESENT A CORPORATE ENTITY OR INSTITUTIONAL
INVESTOR. I DO NOT INTEND TO ASSIGN ANY BENEFITS UNDER THIS CONTRACT TO A
CORPORATE ENTITY OR INSTITUTIONAL INVESTOR.

To the best of my knowledge and belief, I hereby represent my answers to the above questions to be accurate and complete. I acknowledge that I have received and understand the current prospectus for this variable annuity Contract. I ALSO
UNDERSTAND THAT THE GUARANTEED TERM OPTIONS OF THE MULTIPLE MATURITY ACCOUNT
THAT HAVE NOT MATURED (REACHED THE MATURITY DATE) MAY BE SUBJECT TO AN AUTOMATIC
MARKET VALUE ADJUSTMENT JUST PRIOR TO ANNUITIZATION. (GTOS ARE NOT AVAILABLE IN
MD AND WA.)

CONTRACT OWNER                                                    JOINT OWNER
              ----------------------------------------------                 ---------------------------------------------------
                                    Signature                                                           Signature

====================================================================================================================================
REGISTERED REPRESENTATIVE INFORMATION

[ ] Yes  [ ]   No Do you have any reason to believe the Contract applied for is to replace existing annuities or insurance?

REGISTERED REPRESENTATIVE
                         ---------------------------------------------------------------------------------------------------------
                                                                                         Signature
       Florida License Identification #: (Florida Agents only)
                                                              --------------------------------------------------------------------
       NAME
                 -----------------------------------------------------------------------------------------------------------------
                                                                      (Please Print)
       REGISTERED REPRESENTATIVE SS#
                                    ----------------------------------------------------------------------------------------------
       FIRM NAME                                                                   PHONE (           )
                      ----------------------------------------------------------         -----------------------------------------

       ADDRESS
                      ------------------------------------------------------------------------------------------------------------

====================================================================================================================================